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                                                                     Exhibit 2


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          UNISON HEALTHCARE CORPORATION

         Unison HealthCare Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         The name of the Corporation is Unison HealthCare Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 22, 1991 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was SunQuest HealthCare Corporation. The name of the Corporation was changed to Unison HealthCare Corporation on November 14, 1995, by way of amendment to the Original Certificate of Incorporation. Pursuant to this Amended and Restated Certificate of Incorporation, the name of the Corporation is hereby changed to RainTree Healthcare Corporation.

         This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Original Certificate of Incorporation in accordance with the applicable provisions of
Section 303 of the General Corporation Law of Delaware, as it may be amended from time to time ("GCL").

         The text of the Original Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

         1. NAME. The name of the corporation is RainTree Healthcare
Corporation.

         2. REGISTERED OFFICE AND AGENT. The name and address of the registered office and registered agent of the corporation is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

         3. PURPOSE. The purpose for which this Corporation is organized is the transaction of any or all lawful activity for which corporations may be organized under the GCL.

         4. AUTHORIZED CAPITAL. The Corporation shall have the authority to issue 25,000,000 shares of common stock, par value $.001 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock").


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5. PREFERRED STOCK.

         5.1 SERIES. The Board of Directors is authorized, subject to limitations prescribed by law and this Certificate of Incorporation, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         5.2 RIGHTS AND LIMITATIONS. The authority of the Board of Directors with respect to each series of preferred stock shall include, without limitation, determination of the following:

             (a) The number of shares constituting that series and the distinctive designation of that series;

             (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

             (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

             (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

             (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

             (h) Any other relative rights, preferences and limitations of that series.

6. DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than nine directors, the exact number of directors to be determined from time to time as provided in the Bylaws of the Corporation.

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         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the applicable resolutions or resolutions adopted by the Board of Directors pursuant to Article 5.

7. ELECTION OF DIRECTORS. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation. Election of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall provide otherwise.

8. REMOVAL OF DIRECTORS. Subject to the rights, if any, of any Preferred Stock then outstanding to elect directors under specified circumstances, any director may be removed from office at any time by the affirmative vote of the holders of a majority of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

9. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, and shall be called by the President when requested in writing by stockholders owning 25% or more in amount of the capital stock issued and outstanding and entitled to vote. Special meetings of the stockholders may not be called by any other person or persons. Business transacted by any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

10. SPECIAL VOTING REQUIREMENTS.

         10.1 TWO-THIRDS VOTE. Except as set forth in Subsection 10.2 of this Article, the affirmative vote of the holders of two-thirds of the outstanding stock of the Corporation entitled to vote shall be required for;

             (a) Any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

             (b) Any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

             (c) Any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

             (d) Any other transaction with an Interested Person that requires the approval of the stockholders of the Corporation under the GCL, as in effect from time to time.

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             10.2 CONTINUING DIRECTORS. The provisions of Subsection 10.1 shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of directors voting for the approval of such transaction are Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not the Interested Person, and not an affiliate, associate, representative or nominee of the Interested Person that is involved in the relevant transaction, and (1) was a member of the Board of Directors on January 31, 1998, or (2) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (3) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended by a majority vote of the Continuing Directors then in office.

             10.3 INTERESTED PERSON. As used in this Article 10, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, 5% or more of any class of voting securities of the Corporation.

         11. LIABILITY OF DIRECTORS. No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law,
(iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article 11 shall apply to or have an effect on the liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

         12. AMENDMENT OF CERTIFICATE. Subject to the other terms of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in this Article 12; provided, however, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding stock of the Corporation entitled to vote thereon shall be required to alter, amend or adopt any provision inconsistent with or repeal Articles 7, 8, 9, 10, 11, 13, 14 and this Article 12; provided, if the Continuing Directors, as defined in Subsection 10.2, shall by a two-thirds affirmative vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

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         13. BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors expressly is authorized by a majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon; provided if the Continuing Directors, as defined in
Article 10, shall by two-thirds affirmative vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend such amendment or repeal proposal for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

         14. ACTION BY CONSENT OF STOCKHOLDERS. Any action required or permitted to be taken by the stockholders must be effected at a duly called and noticed annual or special meeting of such stockholders and may not be effected by any consent in writing of such stockholders.


         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of

January, 1999.

                                             /s/ Michael A. Jeffries
                                             ______________________________
                                             Michael A. Jeffries, President


ATTEST:
/s/ Nir E. Margalit
____________________________
Nir E. Margalit, Secretary


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